Exhibit 77(b)

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees

Direxion Shares ETF Trust

In planning and performing our audits of the financial statements of the Funds listed in the accompanying Attachment A (the “Funds”), which comprise the Direxion Shares ETF Trust as of and for the periods ended October 31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds’ internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Funds’ internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Funds are being made only in accordance with authorizations of management and directors of the Funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Funds’ assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and their operations, including controls for safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of the Direxion Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

December 22, 2016

Attachment A

Funds comprising the Direxion Shares ETF Trust

Direxion Daily Small Cap Bull 1.25X Shares

Direxion Daily S&P 500 Bull 1.25X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily S&P Biotech Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily Energy Bear 1X Shares

Direxion Daily Financial Bear 1X Shares

Direxion Daily Technology Bear 1X Shares

Direxion Daily S&P 500 Bear 1X Shares

Direxion iBillionaire Index ETF

Direxion All Cap Insider Sentiment Shares

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion Zacks MLP High Income Shares

Direxion Daily CSI 300 China A Share Bull 2X Shares

Direxion Daily Cyber Security & IT Bear 2X Shares

Direxion Daily Cyber Security & IT Bull 2X Shares

Direxion Daily High Yield Bear 2X Shares

Direxion Daily Pharmaceutical & Medical Bull 2X Shares

Direxion Daily Pharmaceutical & Medical Bear 2X Shares

Direxion Daily Small Cap Bull 2X Shares

Direxion Daily S&P 500 Bull 2X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily Brazil Bull 3X Shares

Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares

Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Japan Bull 3X Shares

Direxon Daily South Korea Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily S&P 500 Bull 3X Shares

Direxion Daily S&P 500 Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Homebuilders & Supplies Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily Oil & Gas Exp. & Prod. Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares

Direxion Daily Real Estate Bear 3X Shares

Direxion Daily Gold Miners Index Bear 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Oil & Gas Exp. & Prod. Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily Gold Miners Index Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily Healthcare Bear 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily European Financials Bear 1X Shares

Direxion Daily Silver Miners Index Bull 2X Shares

Direxion Daily Silver Miners Index Bear 2X Shares

Direxion Daily European Financials Bull 2X Shares

Direxion Daily Gold Miners Index Bear 1X Shares